CERTIFICATE OF CORPORATE RESOLUTION

The undersigned, being a majority of the duly elected and qualified directors of **Momentous Entertainment Group, Inc.** a corporation duly organized and existing under the laws of the State of Nevada, do hereby certify and affirm that on the10th day of December, 2013, a duly and regularly called meeting was held, and the following resolutions duly adopted by the Board of Directors pursuant to the bylaws of the corporation.

RESOLVED, THAT

FIRST, **Action Stock Transfer Corporation** (Transfer Agent) be and it is hereby appointed sole transfer agent of the securities of this corporation.

SECOND, that the President and the Secretary of the Corporation or other duly authorized officers hereof, be and they are hereby authorized and directed to execute and deliver, on behalf of the Corporation, that certain contract and agreement by and between the Corporation and **Action Stock Transfer Corporation** of Salt Lake City, Utah, a copy of which is attached hereto and incorporated herein and made a part hereof, to be effective on the date of its execution.

THIRD, the Secretary of the Corporation is hereby instructed to file with the Transfer Agent the information and documents set forth in Paragraph 2 of the contract approved in SECOND above.

FOURTH, that the Corporation terminates and cancels any and all prior agreements respecting the retention of a transfer agent of securities of the Corporation.

These resolutions aforesaid are presently in due force and effect as is the contract between the Corporation and **Action Stock Transfer Corporation** which is attached to this certificate of Corporate Resolution.

Dated this 10th day of December, 2013

Momentous Entertainment Group, Inc

By: ______________________
Director

By: ______________________
Director

By: ______________________
Director

AGREEMENT

This agreement made and entered into the12th day of February, 2014, by and between **Action Stock Transfer Corporation** hereinafter referred to as **Action** and **Momentous Entertainment Group, Inc.** hereinafter referred to as the Company.

WHEREFORE:

1. **Action** shall be and is hereby appointed Transfer Agent and Registrar for the securities of the Company.

2. An authorized officer of the Company shall file the following with **Action** before **Action** commences to act as Transfer Agent:

A. A copy of the Articles of Incorporation of the Company and all amendments thereto, and a copy of the Certificate of Incorporation as issued by the State of Incorporation.

B. A copy of the by-laws of the Company incorporating all amendments thereto.

C. Specimens of all forms of outstanding certificates for securities of the Company, in the forms approved by the Board of Directors.

D. A list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to securities subject to a restriction noted on the face of said securities and in the corporate stock records.

E. A list of all shareholders deemed to be considered "insiders" or "control persons" as defined in the Securities Act of 1933 & 1934 and other acts of Congress and rules and regulations of the United States Securities and Exchange Commission when applicable.

F. The names and specimen signatures of all officers who are and have been authorized to sign certificates for securities on behalf of the Company and the names and addresses of any other Transfer Agents or Registrars of securities of the Company.

G. A copy of the resolution of the Board of Directors of the Company authorizing the execution of this Agreement and approving the terms and conditions herein.

H. A certificate as to the authorized and outstanding securities of the Company, its address to which notices may be sent, the names and specimen signatures of the Company's officers who are authorized to sign instructions or requests to the Transfer Agent on behalf of this Company, and the name and address of legal counsel to this Company.

I. In the event of any future amendment or change in respect of any of the foregoing, prompt written notification of such change, together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Transfer Agent may deem necessary or appropriate.

3. **Action**, as Transfer Agent, shall make original issues of securities upon the written request of the Company and upon being furnished with a copy of a resolution of the Board of Directors of the Company authorizing such issue certified by the Corporate Secretary.

4. The Company hereby authorizes **Action** to print from time to time, certificates as may be needed by it to perform regular transfer duties; not to exceed 200 without prior written approval of the Company, with such costs being paid in advance by the Company. Such certificates shall be signed by facsimile signatures of officers of the Company authorized by law or the by-laws of the Company to sign certificates and if required, shall bear the corporate seal of the Company or a facsimile thereof.

5. Transfer of securities shall be made and effected by **Action** and shall be registered and new certificates issued upon surrender of the old certificates, in form deemed by **Action** properly endorsed for transfer, with all necessary endorser's signatures guaranteed in such manner and form as **Action** requires by a guarantor reasonably believed by **Action** to be responsible accompanied by such assurances as **Action** shall deem necessary or appropriate to evidence the genuineness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any. That all transfer of securities and issuance and certificates shall be at a fee chargeable by **Action** at its discretion. Such fee to be paid by such person, persons, firms or corporations requesting such transfer.

6. In registering transfers, **Action** may rely upon the Uniform Commercial Code or any other statute which in the opinion of Counsel protects **Action** and the Company in not requiring complete documentation in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration wherein its judgment and adverse claims require such refusal. The Company agrees to hold **Action** harmless from any liability resulting from instructions issued by the Company.

7. When mail is used for delivery of certificates, **Action** shall forward certificates in "non- negotiable" form by first class, registered or certified mail.

8. **Action**, as Transfer Agent, may issue new certificates in place of certificates represented to have been lost, destroyed, or stolen, upon receiving indemnity satisfactory to **Action**, and may issue new certificates in exchange for, and upon surrender of mutilated certificates.

9. In case of any request of demand for the inspection of the records of the Company held by **Action**, **Action** shall endeavor to notify the Company and to secure instructions as to permitting or refusing such inspection. However, **Action** may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

10. In case any officer of the Company who shall have signed manually or whose facsimile signature shall have been affixed to blank certificates shall die, resign, or be removed prior to the issuance of such certificates, **Action** may issue and register such certificates as the certificates of the Company notwithstanding such death, resignation, or removal; and the Company shall file promptly with **Action** such approval, adoption, or ratification as may be required by law.

11. **Action** shall maintain customary records in connection with its agency, all of which shall be available for inspection by the Company at all reasonable times.

12. **Action** is authorized by the Company to use its own judgment in matters affecting its duties as Transfer Agent, and in its discretion may apply to and act upon instructions of its own counsel or of the counsel of the Company in respect to any questions arising in connection with such agency, all legal fees to be at the expense of the Company and **Action** is hereby relieved of any responsibility to the Company and is indemnified by the Company as to any responsibility to third persons, for action taken in accordance with advice of such counselor its own judgment, remaining liable only for its own willful default or misconduct.

13. **Action** shall be indemnified by the Company for any acts of **Action** based upon:

A. Any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons; and

B. Its recognition of certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company and the proper counter-signature of the Transfer Agent.

14. **Action** shall not be held to have notice of any change of authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

15. So long as **Action** has acted in good faith and with due diligence and without negligence, the Company shall assume full responsibility and shall indemnify **Action** and save it harmless from and against all actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of agency relationship to the Company. **Action** shall not be under any obligation to prosecute or to defend any action or suit in respect of such agency relationship which, in opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as reasonably requested, furnish **Action** with satisfactory indemnity against such expense or liability. **Action** shall be without liability to the Company, and is hereby indemnified from any liability to third persons, from **Action's** refusal to perform any act in connection with this agency, wherein reliance upon opinion of its counsel, **Action** in good faith believes that such act may subject it or its officers or employees to criminal liability or injunctive sanctions under any law of any state or of the United States, and in particular, under the Securities Act of 1933.

16. The Company may remove **Action** as Transfer Agent at any time by giving a 30 day written notice in the form of a resolution from the Board of Directors calling for such removal (a copy of such resolution shall be furnished to **Action**) and upon the payment of any and all outstanding charges owed to **Action,** plus a $1,500 close out fee. **Action** may resign as Transfer Agent at any time giving written notice of such resignation to the Company at its last known address, and thereupon its duties as Transfer Agent shall cease.

17. This agreement may not be assigned by **Action** without express written consent of the Company.

18. **Action** may increase its transfer rates as it deems necessary, without notification to client.

19. The Company was chartered under the laws of the State of Nevada by Certificate of

Incorporation filed in the office of the Nevada Secretary of State on the 27th day of November, 2013.

20. The total number of shares of each class of the securities which the Company is now authorized to issue and the number thereof now issued and outstanding is:

A. Class:	Common	Preferred
B. Par Value:	.001	.001
C. Authorized:	450,000,000	50,000,000
D. Issued and Outstanding:	48,595,450	0

21. The duly elected and qualified officers and directors of this Corporation, all owners of more than 10% of the Company's outstanding stock ("principal shareholders") and all affiliates, as defined in SEC Rule 144(a)(1), are as follows:

Name	Title(s)	Address
Kurt E Neubauer	CEO/President/Director	2710 Lee Circle Rosenberg, Texas 77471
John Pepe	COO/Secretary/Director	15810 River Roads Drive Houston, Texas 77079
Tim Williams	EVP/Director	19777 N 76th Scottsdale, AZ 85255

22. That the name, address, and phone number of Counsel to the Company is:

Name:	**Frank J. Hariton, Attorney-at-Law**
Address:	**1065 Dobbs Ferry Road, White Plains, New York 10607**
Phone:	**914-674-4373**

23. That the address, phone, and fax number of the Company to which all communication are to be sent:

Address:	**P O. Box 861 Sugar Land, Texas 77487-0861**
Phone:	**800-314-8912**
Fax:	**713-490-3181**

24. That the names and addresses of all past and present Transfer Agents (other than **Action**) are:
N/A

Agreed and entered into the day and year first written above.

Company: **Momentous Entertainment Group, Inc.**

By: [signature]
President

Action Stock Transfer Corporation

By: [signature]
Justeene Blankenship, President

APPENDIX "A"

FEE SCHEDULE

Based on a transfer fee of $20.00 per DWAC, certificate or warrant issued.

REGULAR SERVICES	
Annual Account Maintenance	no charge
Shareholder Account Maintenance	no charge
Issue Stock Certificates	$ 20.00
Cancel Stock Certificates	no charge
Post Cancelled and Issued Certificates	no charge
Print Shareholder List	$.10 per sh
Print Mailing Labels Sorted by Zip Code or Shareholder's Name	$.10 per sh
Prepare Daily Stock Transfer Journals	no charge
Maintain Stock Transfer Orders	no charge
Post Name and Address Changes	no charge
Maintain File of Undeliverable and Returned Mailings	no charge
DTC FAST Monthly Fee (DWAC Program)	$150
DWAC Processing Charge	$20
Close-out Fee	$1,500
ADDITIONAL SERVICES	
Special Projects (Stock Splits, Exchanges, Mergers, or Employee Stock Option Plans)	per quote
Extraordinary Expenses (Postage, Federal Express, Insurance, and Uncollected Transfer Fees)	at cost
New Stock Certificates	$1 each
1099 Preparation	at cost
New Cusip Number (does not include Cusip's fee)	no charge
Resident Agent Service (Utah)	$ 100.00 per year, plus out of pocket costs
MAILING SERVICES	
(complete services available)	
Labels	$.10
Shareholder Mailings	per quote
Prepare Proxies for Mailing	at cost
EDGAR SERVICES	
Conversion to html from electronic format	$5.00 per page
Typing	$5.00 per page
Form ID	no charge
Test Filing	no charge
Live Filing	$50.00

NOTE: Postage costs in excess of $50.00 must be paid in advance.
Charges for new stock certificates are billed at the time of order.

Terms are Net 30 Days: a 1-1/2% per month finance charge may be applied to delinquent accounts.